UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report January 5, 2015 (Date of earliest event reported December 29, 2014)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2014, TCP International Holdings Ltd. (the “Company”) held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, shareholders considered:  (1) the election of one director nominee, Steven Willensky, named in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 2, 2014 (the “Proxy Statement”); and (2)  the appointment of such director nominee to the Compensation Committee of the Board of Directors. The results of the matters voted on at the Extraordinary General Meeting, based on the presence in person or by proxy of holders of record of 17,598,510 shares of the 27,696,288 shares of the Company’s common shares entitled to vote, were as follows:

1.	The Company's shareholders elected the director nominee named in the proxy statement with the following vote:

	Nominee	For	Against	Abstained
	Steven Willensky	17,548,437	16,727	33,346

2.	The Company's shareholders appointed the director nominee named in the proxy statement to the Compensation Committee of the Board of Directors with the following vote:

	Nominee	For	Against	Abstained
	Steven Willensky	17,563,153	911	34,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Brian Catlett
Brian Catlett Chief Financial Officer and Treasurer

Date: January 5, 2015